SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2010

SUPERLATTICE POWER, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-24459	90-0314205
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

420 N. Nellis Blvd., Suite A3-146, Las Vegas, Nevada 89110

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (866) 946-4648

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director and Officer; Election of Director and Officer

Effective November 12, 2010, Ayaz Kassam, our sole director and officer, elected and appointed Mehboob Charania as a director and as President, Treasurer and Secretary of the Company. Following the appointment of Mr. Charania as a director and officer, Mr. Kassam resigned as a director and officer of the Company.

MEHBOOB CHARANIA, 54, acted as secretary, treasurer, chief financial officer and a director of Li-ion Motors Corp. (a former controlling shareholder of the Company) from November 15, 2002, to November 28, 2008. Mr. Charania has also held the position of Secretary and was a Director of the Company from August 30, 2005 to November 28, 2008. Since June 2001, Mr. Charania  has  been the owner and operator of Infusion Bistro, a restaurant located in Calgary, Alberta. From 1998 to 2001, he acted as a manager at IBM's Calgary office.

SIGNATURES

Pursuant to the  requirements of the Securities  Exchange Act of 1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

SUPERLATTICE POWER, INC.

Dated: November 17, 2010	By:	/s/ Mehboob Charania
Mehboob Charania, President